Exhibit 16

October 11, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Dillard’s, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Dillard’s, Inc. dated October 6, 2011.  We agree with the statements concerning our Firm in paragraphs 1-5, 7, 9 and 12-14 of such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP